Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

ITC^DeltaCom, Inc.

West Point, Ga.

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 dated December 18, 2003, which incorporates by reference the registration statements listed below) of our reports dated February 24, 2003 relating to the consolidated financial statements and schedules of ITC^DeltaCom, Inc. appearing in the Company’s Annual Report on Form 10-K for the period from October 30, 2002 through December 31, 2002 (Successor Company) and for the period from January 1, 2002 through October 29, 2002 (Predecessor Company).

1.	Registration statement Number 333-101007 on Form S-8 dated November 5, 2002 relating to the ITC^DeltaCom, Inc. Stock Incentive Plan

2.	Registration statement Number 333-62773 on Form S-8 dated September 2, 1998 relating to the ITC^DeltaCom, Inc. Employee Profit Sharing and 401(k) Plan

3.	Registration statement Number 333-49034 on Form S-8 dated October 31, 2000 relating to, among other plans, the ITC^DeltaCom, Inc. Employee Profit Sharing and 401(k) Plan

/s/    BDO SEIDMAN, LLP

Atlanta, Georgia

December 18, 2003